UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 3, 2016

Date of Report (Date of earliest event reported)

Duke Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32853	20-2777218
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

550 South Tryon Street, Charlotte, NC 28202-1803

(Address of principal executive offices)

704-382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On October 3, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2015, by and among Duke Energy Corporation (“Duke Energy”), Forest Subsidiary, Inc., a North Carolina corporation and a wholly-owned subsidiary of Duke Energy (“Merger Sub”) and Piedmont Natural Gas Company, Inc. (“Piedmont”), Duke Energy, Merger Sub and Piedmont consummated the previously announced agreement to merge Merger Sub with and into Piedmont (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement, with Piedmont continuing as the surviving corporation in the Merger.  As a result of the Merger, Piedmont became a wholly-owned subsidiary of Duke Energy.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock, no par value, of Piedmont (“Piedmont Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding shares that were held by Duke Energy, Merger Sub or their respective wholly-owned subsidiaries) was converted into the right to receive $60.00 cash per Share, without interest (subject to any applicable withholding tax).  Pursuant to the Merger Agreement, at the Effective Time, each outstanding retention stock unit award granted under Piedmont’s equity incentive plans (a “Piedmont RSU”) and each Piedmont RSU that would have resulted, pursuant to the terms of the applicable Piedmont RSU award agreement, from crediting to an award recipient’s account the amount of cash dividends accrued, but not yet credited as of the Effective Time, in respect of each Share of Piedmont Common Stock subject to such Piedmont RSU would have been converted into a vested right to receive cash in an amount equal to $60.00 cash per Share, without interest (subject to any applicable withholding tax).  As of immediately prior to the Effective Time, there were no outstanding Piedmont RSU’s.  Each outstanding performance share award that was granted under Piedmont’s equity incentive plans (a “Piedmont Performance Share Award”) prior to the date of the Merger Agreement was converted into a vested right to receive cash in an amount equal to the number of Shares of Piedmont Common Stock subject to such Piedmont Performance Share Award (based on target performance), multiplied by $60.00 cash per Share, without interest (subject to any applicable withholding tax), subject to proration consistent with Piedmont’s past practice with respect to applicable retired Piedmont employees.  Each outstanding Piedmont Performance Share Award that was granted after the date of the Merger Agreement ceased to represent an award that could be settled in Shares of Piedmont Common Stock, was assumed by Duke Energy and was converted into a Duke Energy restricted stock unit award (a “Duke Energy RSU Award”), with the number of Shares of Duke Energy common stock subject to such Duke Energy RSU Award being equal to the product (rounded down to the nearest whole number) of (i) 125% of the target number of Shares of Piedmont Common Stock subject to the Piedmont Performance Share Award immediately prior to the Effective Time, multiplied by (ii) a conversion ratio calculated by dividing the per Share Merger consideration of $60.00 by the average of the volume weighted averages of the trading prices of Duke Energy common stock on the New York Stock Exchange on each of the five consecutive trading days ending on (and inclusive of) the trading day that is two trading days prior to the closing date of the Merger.  The Duke Energy RSU Awards are subject to the same vesting schedule and payment terms and similar terms and conditions as applied to the Piedmont Performance Share Awards immediately prior to the Effective Time, except that the performance-based vesting conditions ceased to apply to the Duke Energy RSU

Awards and vesting is subject to the holder of the Duke Energy RSU Award remaining continuously employed by Duke Energy or its affiliates through the date on which the performance period applicable to the Piedmont Performance Share Awards immediately prior to the Effective Time would have ended.  Duke Energy RSU Awards are subject to 100% accelerated vesting upon certain types of terminations of employment and prorated accelerated vesting upon retirement.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Duke Energy with the United States Securities and Exchange Commission (the “SEC”) on October 26, 2015 and is incorporated by reference herein.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, Mr. Skains was appointed to the Board of Directors of Duke Energy (the “Board”), effective as of the Effective Time.  Mr. Skains’ directorship will expire, along with Duke Energy’s other directors’ terms, at the next annual meeting of shareholders.  The Board  has appointed Mr. Skains to the Nuclear Oversight and Regulatory Policy and Operations Committees.

As a non-employee director of Duke Energy, Mr. Skains will receive a pro-rated payment of the cash and stock annual retainer, will receive meeting fees in accordance with Duke Energy’s Director Compensation Program, as set forth on Exhibit 10.55 of Duke Energy’s Form 10-K, filed with the SEC on February 25, 2016, and will be eligible to participate in Duke Energy’s Directors’ Savings Plan, which is described in the Annual Proxy Statement filed with the SEC on March 24, 2016.  Mr. Skains is subject to Duke Energy’s Stock Ownership Guidelines, which require outside directors to own Duke Energy common stock (or common stock equivalents) with a value equal to at least five times the annual cash retainer (i.e., an ownership level of $450,000) or retain 50% of their vested annual equity retainer until such minimum requirements are met.

The Board has determined that Mr. Skains meets the applicable independence requirements of the New York Stock Exchange.  There have been no transactions and there are no currently proposed transactions, in which Duke Energy was or is a participant and in which Mr. Skains or any member of his immediate family has or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

Item 7.01                                           Regulation FD Disclosure.

On October 3, 2016, Duke Energy and Piedmont issued a joint press release announcing the consummation of the Merger pursuant to the Merger Agreement.  A copy of the joint press release is furnished as Exhibit 99.1 hereto.

The foregoing information in this Item 7.01 (including Exhibit 99.1 hereto) is being furnished under “Item 7.01 Regulation FD Disclosure.”  Such information (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)       Exhibits

99.1     Joint Press Release, dated October 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2016

DUKE ENERGY CORPORATION

By:	/s/ Julia S. Janson
Name:	Julia S. Janson
Title:	Executive Vice president, Chief Legal Officer and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release, dated October 3, 2016